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                                                                    EXHIBIT 99.1


                                  DETACH HERE

                                 GYNECARE, INC.


                             235 CONSTITUTION DRIVE
                              MENLO PARK, CA 94025


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR THE SPECIAL MEETING OF STOCKHOLDERS OF GYNECARE, INC.
                        TO BE HELD ON NOVEMBER 19, 1997



                                   P R O X Y



  THE UNDERSIGNED HEREBY APPOINTS ROSEANNE HIRSCH AND A. GRANT HEIDRICH, EACH WITH FULL POWER OF SUBSTITUTION, AS PROXY OF THE UNDERSIGNED, TO ATTEND THE SPECIAL MEETING OF STOCKHOLDERS OF GYNECARE, INC. (THE "COMPANY") TO BE HELD AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY LOCATED AT 235 CONSTITUTION DRIVE, MENLO PARK, CALIFORNIA AT 9:30 A.M., LOCAL TIME ON WEDNESDAY, NOVEMBER 19, 1997, AND AT ANY AND ALL ADJOURNMENTS THEREOF, AND TO VOTE ALL COMMON STOCK OF THE COMPANY, AS DESIGNATED ON THE REVERSE SIDE OF THIS PROXY, WITH ALL POWERS THE UNDERSIGNED WOULD POSSESS IF PERSONALLY PRESENT AT THE MEETING.


  THIS PROXY WILL BE VOTED OR WITHHELD FROM BEING VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SPECIFIED. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL CONFER DISCRETIONARY AUTHORITY AND WILL BE VOTED FOR APPROVAL OF THE MERGER (AS DEFINED ON THE REVERSE SIDE). THIS PROXY CONFERS AUTHORITY FOR THE ABOVE NAMED PERSONS TO VOTE IN HIS DISCRETION WITH RESPECT TO AMENDMENTS OR VARIATIONS TO THE MATTERS IDENTIFIED IN THE NOTICE OF THE MEETING ACCOMPANYING THIS PROXY AND SUCH OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING. A STOCKHOLDER HAS THE RIGHT TO APPOINT A PERSON, WHO NEED NOT BE A STOCKHOLDER, TO ATTEND AND ACT ON HIS BEHALF AT THE MEETING, OTHER THAN THE PERSON DESIGNATED IN THIS FORM OF PROXY, SUCH RIGHT MAY BE EXERCISE BY INSERTING THE NAME OF SUCH PERSON IN THE BLANK SPACE PROVIDED.


                CONTINUED AND TO BE SIGNED ON REVERSE SIDE    / SEE REVERSE /
                                                              /    SIDE     /

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                                  DETACH HERE


/x/ Please mark
    votes as in
    this example.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

    1. Approval and adoption of the Agreement, and Plan of Merger dated as of August 4, 1997 (as amended, the "Merger, Agreement"), among Johnson & Johnson ("Johnson & Johnson"), Lima Merger Corp., a wholly owned subsidiary of Johnson & Johnson ("Lima"), and the Company, providing for the merger of Lima with and into the Company upon the terms and subject to the conditions of the Merger Agreement (the "Merger").

                                                   FOR      AGAINST   ABSTAIN

                                                   / /        / /       / /



                        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  / /

                        Please sign date and return the proxy card promptly in the enclosed envelope.

                        NOTE: Please sign, exactly as name appears hereon. When signing as executor, administrator, attorney, trustee or guardian please give your full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both tenants sign.


Signature: ____________ Date: _______ Signature: _____________ Date: _______